Exhibit 99.1

Contact:	Robert Jaffe
Investor Relations
424-288-4098
zqk@quiksilver.com

Quiksilver Reports Third Quarter Financial Results

—Company Advances Profit Improvement Plan Initiatives,

Records Non-cash Charge of $182 Million for Goodwill Impairment—

Huntington Beach, California, September 4, 2014—Quiksilver, Inc. (NYSE:ZQK) today announced financial results for the fiscal 2014 third quarter ended July 31, 2014.

“We continued to execute against the key initiatives laid out in our profit improvement plan and to drive growth in our direct to consumer channels and emerging markets,” said Andy Mooney, President and Chief Executive Officer of Quiksilver, Inc. “As we expected, revenues for the third quarter declined in our wholesale channels in North America and Europe. In addition, late product deliveries, largely the result of our transition to global demand planning, negatively impacted our sales performance and gross margin.

“We are resolving the product delivery issues and already see improved fulfillment in the Holiday season. We continued to right-size staffing, redeployed our marketing to invest more in media and point of sale, improved the quality of distribution in North America and completed a number of licensing transactions for peripheral product categories. We are encouraged by the positive feedback we have received on our Spring 2015 product lines, both for apparel and footwear.”

All of the results presented below represent the Company’s continuing operations.

Please refer to the accompanying tables for a reconciliation of GAAP results from continuing operations to certain non-GAAP results from continuing operations, including pro-forma loss from continuing operations, pro-forma loss from continuing operations per share, adjusted EBITDA and pro-forma adjusted EBITDA, for all periods presented, net revenues in historical and constant currency, and a definition of the Company’s emerging markets.

Third Quarter Review:

The following comparisons refer to results of continuing operations for the third quarter of fiscal 2014 versus the third quarter of fiscal 2013.

Net revenues were $396 million compared with $488 million, and were down 19%, or $96 million, in constant currency.

•	Americas net revenues decreased 27% to $191 million from $261 million, and were down 26% in constant currency.

•	EMEA net revenues decreased 13% to $143 million from $164 million, and were down 16% in constant currency.

•	APAC net revenues decreased 2% to $62 million from $63 million, but were up 1% in constant currency.

Quiksilver, Inc. Reports Fiscal 2014 Third Quarter Financial Results

September 4, 2014

Gross margin decreased to 47.8% from 49.1%. The 130 basis point decline in gross margin reflects increased discounting in the wholesale channels of certain regions, partially offset by sales growth in our higher-margin direct to consumer channels.

SG&A expense decreased $2 million to $213 million from $215 million. The decrease was driven by reduced employee compensation expenses as a result of lower severance costs.

Asset impairments totaled $183 million compared with $2 million, reflecting a non-cash charge of $182 million in the third quarter of fiscal 2014 to write-off the carrying value of goodwill attributable to the Company’s EMEA reporting segment.

Pro-forma Adjusted EBITDA decreased to zero from $53 million.

Net loss from continuing operations attributable to Quiksilver, Inc. was $220 million, or $1.29 per share, versus income from continuing operations of $0.2 million, or $0.00 per diluted share.

Pro-forma loss from continuing operations attributable to Quiksilver, Inc., which excludes the after-tax impact of restructuring and other special charges, non-cash asset impairments and non-cash interest charges, was $35 million, or $0.20 per share, versus pro-forma income from continuing operations of $13 million, or $0.07 per diluted share.

Q3 Net Revenue Highlights:

Net revenues from continuing operations by brand and channel for the third quarter of fiscal 2014 compared with the third quarter of fiscal 2013 were as follows.

Brands (constant currency):

•	Quiksilver decreased $30 million, or 17%, to $143 million.

•	Roxy decreased $12 million, or 9%, to $119 million.

•	DC decreased $57 million, or 34%, to $109 million.

Distribution channels (constant currency):

•	Wholesale revenues decreased 30% to $235 million.

•	Retail revenues increased 1% to $123 million. Same-store sales in company-owned retail stores improved 1%. Company-owned retail stores totaled 658 at the end of the fiscal 2014 third quarter compared with 632 at the end of the fiscal 2013 third quarter.

•	E-commerce revenues grew 10% to $35 million.

Emerging markets generated net revenue growth of 10% in constant currency.

Quiksilver, Inc. Reports Fiscal 2014 Third Quarter Financial Results

September 4, 2014

About Quiksilver:

Quiksilver, Inc., one of the world’s leading outdoor sports lifestyle companies, designs, produces and distributes branded apparel, footwear and accessories. The Company’s apparel and footwear brands, inspired by a passion for outdoor action sports, represent a casual lifestyle for young-minded people who connect with its boardriding culture and heritage. The Company’s Quiksilver, Roxy, and DC brands have authentic roots and heritage in surf, snow and skate. The Company’s products are sold in more than 100 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other Company-owned retail stores, other specialty stores, select department stores and through various e-commerce channels. The Company’s corporate headquarters are in Huntington Beach, California.

Forward-looking statements:

This press release contains forward-looking statements including, but not limited to, statements regarding management’s expectations for the Company’s Profit Improvement Plan and Spring 2015 product lines. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. The Company undertakes no obligation to update these statements, which are made only as of the date of this press release. For the factors that could cause actual results to differ materially from expectations, please refer to the Company’s SEC filings and specifically the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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NOTE: For further information about Quiksilver, Inc., please visit our website at www.quiksilverinc.com. We also invite you to explore our brand sites, www.quiksilver.com, www.roxy.com and www.dcshoes.com.

FINANCIAL TABLES FOLLOW

Quiksilver, Inc. Reports Fiscal 2014 Third Quarter Financial Results

September 4, 2014

QUIKSILVER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Third Quarter July 31,		Nine Months July 31,
	2014	2013	2014	2013
In thousands, except per share amounts
Revenues, net	$395,655	$488,325	$1,215,038	$1,368,929
Cost of goods sold	206,719	248,479	619,122	703,818

Gross profit	188,936	239,846	595,916	665,111
Selling, general and administrative expense	212,674	214,722	638,140	653,668
Asset impairments	182,564	2,152	203,408	10,652

Operating (loss)/income	(206,302)	22,972	(245,632)	791
Interest expense	18,772	20,223	57,467	51,073
Foreign currency (gain)/loss	(2,294)	4,046	1,459	4,436

Loss before (benefit)/provision for income taxes	(222,780)	(1,297)	(304,558)	(54,718)
(Benefit)/provision for income taxes	(636)	(1,232)	(6,139)	8,773

Loss from continuing operations	(222,144)	(65)	(298,419)	(63,491)
(Loss)/income from discontinued operations, net of tax	(34)	1,889	30,366	2,473

Net (loss)/income	(222,178)	1,824	(268,053)	(61,018)
Less: net loss/(income) attributable to non-controlling interest	2,093	247	10,294	(435)

Net (loss)/income attributable to Quiksilver, Inc.	$(220,085)	$2,071	$(257,759)	$(61,453)

(Loss)/income per share from continuing operations attributable to Quiksilver, Inc.:
Basic	$(1.29)	$0.00	$(1.69)	$(0.38)
Diluted	$(1.29)	$0.00	$(1.69)	$(0.38)
(Loss)/income per share from discontinued operations attributable to Quiksilver, Inc.:
Basic	$(0.00)	$0.01	$0.18	$0.01
Diluted	$(0.00)	$0.01	$0.18	$0.01
Weighted average common shares outstanding:
Basic	170,794	167,624	170,337	166,735
Diluted	170,794	190,568	170,337	166,735
Amounts attributable to Quiksilver, Inc.:
(Loss)/income from continuing operations	$(220,051)	$182	$(288,125)	$(63,926)
(Loss)/income from discontinued operations, net of tax	(34)	1,889	30,366	2,473

Net (loss)/income	$(220,085)	$2,071	$(257,759)	$(61,453)

Quiksilver, Inc. Reports Fiscal 2014 Third Quarter Financial Results

September 4, 2014

QUIKSILVER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	July 31, 2014	July 31, 2013
In thousands
ASSETS
Current Assets
Cash and cash equivalents (includes restricted cash of $23,897 and $409,167, respectively)	$107,858	$471,550
Trade accounts receivable (net of allowance of $63,251 and $58,734, respectively)	318,296	410,978
Other receivables	27,313	23,057
Income taxes receivable	1,535	2,779
Inventories	346,072	385,394
Deferred income taxes - short-term	9,778	28,086
Prepaid expenses and other current assets	30,362	35,029
Current assets held for sale	—	23,692

Total Current Assets	841,214	1,380,565
Fixed assets, net	219,361	227,356
Intangible assets, net	135,627	137,464
Goodwill	80,845	272,417
Other assets	48,759	54,469
Deferred income taxes - long-term	—	118,603
Non-current assets held for sale	—	1,653

Total Assets	$1,325,806	$2,192,527

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$198,878	$237,463
Accrued liabilities	114,906	105,185
Current portion of long-term debt	28,406	43,153
Debt to be redeemed	—	409,167
Liabilities related to assets held for sale	—	2,664

Total Current Liabilities	342,190	797,632
Long-term debt, net of current portion	812,343	807,094
Other long-term liabilities	33,122	34,800
Deferred income taxes - long-term	24,004	—
Non-current liabilities related to assets held for sale	—	176

Total Liabilities	1,211,659	1,639,702
Equity
Common stock	1,740	1,712
Additional paid-in capital	587,506	567,601
Treasury stock	(6,778)	(6,778)
Accumulated deficit	(533,645)	(104,774)
Accumulated other comprehensive income	63,369	75,659

Total Quiksilver, Inc. Stockholders’ Equity	112,192	533,420
Non-controlling interest	1,955	19,405

Total Equity	114,147	552,825

Total Liabilities and Equity	$1,325,806	$2,192,527

Quiksilver, Inc. Reports Fiscal 2014 Third Quarter Financial Results

September 4, 2014

QUIKSILVER, INC. AND SUBSIDIARIES

GAAP TO PRO-FORMA (LOSS)/INCOME FROM CONTINUING OPERATIONS RECONCILIATION (UNAUDITED)

	Third quarter ended July 31,		Nine months ended July 31,
	2014	2013	2014	2013
In thousands, except per share amounts
Net (loss)/income from continuing operations attributable to Quiksilver, Inc.	$(220,051)	$182	$(288,125)	$(63,926)
Restructuring and other special charges, net of tax of $82, $2,406, $1,125 and $3,031, respectively	5,055	10,767	18,812	20,417
Non-cash asset impairments, net of tax of $103, $49, $159 and $741, respectively	180,430	2,103	193,759	9,911
Non-cash interest charges, net of tax of $0 for all periods	—	3,179	—	3,179

Pro-forma (loss)/income from continuing operations attributable to Quiksilver, Inc.	(34,566)	13,052	(75,554)	(30,419)
Pro-forma (loss)/income per share from continuing operations attributable to Quiksilver, Inc.:
Basic	$(0.20)	$0.08	$(0.44)	$(0.18)
Diluted	$(0.20)	$0.07	$(0.44)	$(0.18)
Weighted average common shares outstanding:
Basic	170,794	167,624	170,337	166,735
Diluted	170,794	190,568	170,337	166,735

Quiksilver, Inc. Reports Fiscal 2014 Third Quarter Financial Results

September 4, 2014

QUIKSILVER, INC. AND SUBSIDIARIES

ADJUSTED EBITDA & PRO-FORMA ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Third quarter ended July 31,		Nine months ended July 31,
In thousands	2014	2013	2014	2013
(Loss)/income from continuing operations attributable to Quiksilver, Inc.	$(220,051)	$182	$(288,125)	$(63,926)
(Benefit)/provision for income taxes	(636)	(1,232)	(6,139)	8,773
Interest expense	18,772	20,223	57,467	51,073
Depreciation and amortization	15,555	12,921	41,169	37,806
Non-cash stock-based compensation expense	4,222	4,972	15,810	16,195
Non-cash asset impairments, net	180,533	2,152	193,918	10,652

Adjusted EBITDA	(1,605)	39,218	14,100	60,573
Restructuring and other special charges	1,621	13,293	14,451	23,131

Pro-forma Adjusted EBITDA	16	52,511	28,551	83,704

Definition of Adjusted EBITDA and Pro-forma Adjusted EBITDA:

Adjusted EBITDA is defined as net income (loss) attributable to Quiksilver, Inc. before (i) interest expense, (ii) (benefit) provision for income taxes, (iii) depreciation and amortization, (iv) non-cash stock-based compensation expense and (v) non-cash asset impairments, net of non-controlling interest. Pro-forma Adjusted EBITDA is defined as Adjusted EBITDA excluding restructuring and other special charges. Such charges include, but are not limited to, a) gains and losses on early lease terminations; severance and other termination costs for employees or independent agents; contractual or other termination costs paid to sever business relationships with sponsored athletes, vendors, customers, and other business partners; write-offs of inventory and other assets devalued as a direct result of restructuring activities; and other expenses associated with planning and implementing profit improvement plan activities; and b) other significant, non-recurring and unusual items. Adjusted EBITDA and Pro-forma Adjusted EBITDA are not defined under generally accepted accounting principles (“GAAP”), and may not be comparable to similarly titled measures reported by other companies. We use Adjusted EBITDA and Pro-forma Adjusted EBITDA, along with other GAAP measures, as measures of profitability because Adjusted EBITDA and Pro-forma Adjusted EBITDA compare our performance on a consistent basis by removing from our operating results the impact of our capital structure, the effect of operating in different tax jurisdictions, the impact of our asset base, which can differ depending on the book value of assets, the accounting methods used to compute depreciation and amortization, the existence or timing of asset impairments, the effect of non-cash stock-based compensation expense, the impact of implementing restructuring activities, and other significant, non-recurring and unusual items. We believe EBITDA is useful to investors as it is a widely used measure of performance and the adjustments we make to EBITDA provide further clarity on our profitability. We remove the effect of non-cash stock-based compensation from our earnings which can vary based on share price, share price volatility and the expected life of the equity instruments we grant. In addition, this stock-based compensation expense does not result in cash payments by us. We remove the effect of asset impairments from Adjusted EBITDA for the same reason that we remove depreciation and amortization as it is part of the non-cash impact of our asset base. We also remove from Pro-forma Adjusted EBITDA the impact of restructuring and other special charges, as these items are not typically part of normal, day-to-day operations. Adjusted EBITDA and Pro-forma Adjusted EBITDA have limitations as profitability measures in that they do not include the interest expense on our debts, our provisions for income taxes, the effect of our expenditures for capital assets and certain intangible assets, the effect of non-cash stock-based compensation expense, the effect of asset impairments and the effect of restructuring and other special charges.

Quiksilver, Inc. Reports Fiscal 2014 Third Quarter Financial Results

September 4, 2014

QUIKSILVER, INC. AND SUBSIDIARIES

SUPPLEMENTAL EXCHANGE RATE INFORMATION (UNAUDITED)

In order to better understand growth rates in our operating segments, we make reference to constant currency. Constant currency reporting improves visibility into actual growth rates as it adjusts for the effect of changing foreign currency exchange rates from period to period. Constant currency is calculated by taking the ending foreign currency exchange rate (for balance sheet items) or the average foreign currency exchange rate (for income statement items) used in translation for the current period and applying that same rate to the prior period. The following table presents revenues by segment in both historical currency and constant currency for the third quarter ended July 31, 2014 and 2013 (in thousands):

	Americas	EMEA	APAC	Corporate	Total
Historical currency (as reported):
July 31, 2014	$191,357	$142,553	$61,658	$87	$395,655
July 31, 2013	261,191	163,750	62,769	615	488,325
Percentage decrease	-27%	-13%	-2%		-19%

Constant currency (current year exchange rates):
July 31, 2014	191,357	142,553	61,658	87	395,655
July 31, 2013	259,308	170,447	60,916	626	491,297
Percentage (decrease)/increase	-26%	-16%	1%		-19%

Definition of emerging markets:

The Company’s references to emerging markets in this press release refer to net revenues generated in Brazil, Mexico, Korea, China, Indonesia, Taiwan and Russia, collectively.